                                PROMISSORY NOTE
                                ---------------

$1,200,000.00                                                        May 9, 1997

     For value received, Kevin J. Ryan ("Promisor") promises to pay to the order of Wesley-Jessen Corporation, a Delaware corporation (the "Company"), at its offices at 333 East Howard Avenue, DesPlaines, Illinois 60018, or such other place as the holder hereof may designate, the aggregate principal sum of $1,200,000.00.

     Interest will accrue on a daily basis on the outstanding principal amount of this Note at a rate equal to eight percent (8%) per annum, computed on the basis of a year of 365 days for the actual number of days elapsed, and shall be payable quarterly in arrears on the last day of each March, June, September and December.

     The principal amount (together with all accrued and unpaid interest thereon) of this Note shall become due and fully payable on the earlier of (i) the date of Promisor's termination of employment with the Company, (ii) the date on which the Promisor sells, pledges, transfers or otherwise disposes of any of his capital stock (or any interest therein, including, without limitation, any stock options for such capital stock) of Wesley Jessen Visioncare, Inc., to the extent of the proceeds received with respect to such sale, pledge, transfer or disposal (iii) May 9, 2002 or (iv) a demand from the holder for payment in full of amounts owed under this Note, following the occurrence of an Event of Default; provided that upon the occurrence of an Event of Default of the type specified in clauses (ii) or (iii) of the following paragraph of this Note, demand from the holder of this Note for payment hereunder shall be deemed to have occurred automatically prior to the occurrence of such Event of Default.

     Any one of the following events shall constitute an "Event of Default" hereunder: (i) the Promisor shall fail to pay any amount when due under this Note, (ii) the Promisor shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or any substantial part of his property, (B) admit in writing his inability to pay his debts as they become due, (C) make a general assignment for the benefit of his creditors or (D) commence a voluntary case under the Federal Bankruptcy Code or file a petition or make any other application seeking to take advantage of any other law relating to bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up or composition or readjustment of debts, or acquiesce in writing to, or fail to contest in a timely manner, or consent to, any such relief in an involuntary case or other proceeding commenced against him, or (iii) a case or other proceeding shall be commenced, without the application or consent of the Promisor, under any law relating to bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up or composition or readjustment of debts, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts of the Promisor, the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of the assets of the Promisor or any similar action with respect to the Promisor and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or any order for relief in respect of the Promisor shall be entered in an involuntary case under the Federal Bankruptcy Code; or an analogous order in respect of the Promisor shall be entered in any similar state law proceeding.

     In the event Promisor fails to pay any amounts due hereunder when due, Promisor shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorney's fees.

     Promisor, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Promisor hereunder.

     Any failure by the Company to exercise any right hereunder shall not be construed as a waiver of its right to exercise the same or any other right hereunder at any other time.

     This Note and all rights hereunder shall be governed by the internal laws, not the laws of conflicts, of the State of Illinois. The rights and remedies conferred upon the Company shall be cumulative and not alternative and shall be in addition to and not in substitution or derogation of other rights and remedies conferred by law.

Executed: May 9, 1997


                                                Kevin J. Ryan
                                          -------------------------
                                                   Promisor


       Joy Rosen
------------------------
Attest



                                      -3-